Exhibit 8(z)(ii)
THIRD AMENDMENT TO AGREEMENT BY AND BETWEEN THE DREYFUS
CORPORATION AND ANNUITY INVESTORS LIFE INSURANCE COMPANY
     The Amended and Restated Agreement dated April 24, 1997, as amended July 1, 2002 and December 1, 2004, by and between THE DREYFUS CORPORATION and ANNUITY INVESTORS LIFE INSURANCE COMPANY is hereby amended, as follows:
1.	Schedule A is deleted in its entirety and replaced with the revised Schedule A attached hereto.

2.	Schedule B is deleted in its entirety and replaced with the revised Schedule B attached hereto.
IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of March 1, 2007.

ANNUITY INVESTORS LIFE INSURANCE COMPANY

By:	/s/ John P. Gruber

Name: John P. Gruber

Title: Senior Vice President & General Counsel

THE DREYFUS CORPORATION

By:	/s/ Gary R. Pierce

Name: Gary R. Pierce

Title: Controller

SCHEDULE A
Annuity Investors Variable Account A (May 26, 1995)

Fund Code	Fund Name
175	Dreyfus Investment Portfolios, Technology Growth Portfolio — Initial Shares

112	Dreyfus Variable Investment Fund, Appreciation Portfolio — Initial Shares
121	Dreyfus Variable Investment Fund, Developing Leaders Portfolio (formerly Small Cap Portfolio) — Initial Shares
108	Dreyfus Variable Investment Fund, Growth and Income Portfolio — Initial Shares
117	Dreyfus Variable Investment Fund, Money Market Portfolio

111	The Dreyfus Socially Responsible Growth Fund, Inc. — Initial Shares

763	Dreyfus Stock Index Fund, Inc. — Initial Shares
Annuity Investors Variable Account B (December 19, 1996)

Fund Code	Fund Name
421	Dreyfus Investment Portfolios, MidCap Stock Portfolio — Service Shares
175	Dreyfus Investment Portfolios, Technology Growth Portfolio — Initial Shares

112	Dreyfus Variable Investment Fund, Appreciation Portfolio — Initial Shares
121	Dreyfus Variable Investment Fund, Developing Leaders Portfolio (formerly Small Cap Portfolio) — Initial Shares
108	Dreyfus Variable Investment Fund, Growth and Income Portfolio — Initial Shares

117	Dreyfus Variable Investment Fund, Money Market Portfolio

111	The Dreyfus Socially Responsible Growth Fund, Inc. — Initial Shares

763	Dreyfus Stock Index Fund, Inc. — Initial Shares

SCHEDULE A
(continued)
Annuity Investors Variable Account C (November 1, 2001)

Fund Code	Fund Name
421	Dreyfus Investment Portfolios, MidCap Stock Portfolio — Service Shares
175	Dreyfus Investment Portfolios, Technology Growth Portfolio — Initial Shares

400	Dreyfus Variable Investment Fund, Appreciation Portfolio — Service Shares

117	Dreyfus Variable Investment Fund, Money Market Portfolio

423	The Dreyfus Socially Responsible Growth Fund, Inc. — Service Shares

427	Dreyfus Stock Index Fund, Inc. — Service Shares

SCHEDULE B

		Fee at an Annual Rate as a
		Percentage of the Average Daily Net
		Asset Value of Fund Shares (held on
Fund Name	Share Class	Behalf of Client Customers)[1]
Dreyfus Investment Portfolios
MidCap Stock Portfolio	Initial	.25%
MidCap Stock Portfolio	Service	.05%
Technology Growth Portfolio	Initial	.25%
Technology Growth Portfolio	Service	.05%

Dreyfus Variable Investment Fund
Appreciation Portfolio	Initial	.25%
Appreciation Portfolio	Service	.05%
Developing Leaders Portfolio	Initial	.25%
(formerly, Small Cap Portfolio)
Developing Leaders Portfolio	Service	.05%
(formerly, Small Cap Portfolio)
Growth and Income Portfolio	Initial	.25%
Growth and Income Portfolio	Service	.05%
Money Market Portfolio		.25%

The Dreyfus Socially Responsible	Initial	.25%
Growth Fund, Inc. The Dreyfus Socially Responsible	Service	.05%
Growth Fund, Inc.

Dreyfus Stock Index Fund, Inc.	Initial	.10%
Dreyfus Stock Index Fund, Inc.	Service	.05%

[1]	For purposes of determining the fee payable hereunder, the average daily net asset value of the Fund’s shares shall be computed in the manner specified in the Fund’s charter documents and then-current Prospectus and Statement of Additional Information.